Exhibit (14)
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 29, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report of Transamerica Balanced, Transamerica Value Balanced, Transamerica Science & Technology, Transamerica Templeton Global, Transamerica Equity, Transamerica Legg Mason Partners All Cap, Transamerica Growth Opportunities, Transamerica Flexible Income and Transamerica Convertible Securities, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Representations and Warranties” and “Independent Registered Certified Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
August 28, 2009

Exhibit (14)
We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Transamerica Investors, Inc., each dated May 1, 2009, which are incorporated by reference in the Combined Proxy Statement/Prospectus in the Registration Statement of Transamerica Investors, Inc. on Form N-14.
We also consent to the references to our firm under the captions “Financial Highlights”, “Experts” and “Representations and Warranties” in the Combined Proxy Statement/Prospectus of Transamerica Investors, Inc. and to the incorporation by reference of our report, dated February 24, 2009, on the financial statements and financial highlights of Transamerica Premier High Yield Bond Fund and Transamerica Premier Cash Reserve Fund as of December 31, 2008 included in this Registration Statement of Transamerica Investors, Inc. on Form N-14.
/s/ ERNST & YOUNG LLP
New York, New York
August 31, 2009